UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 20, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation or organization)
1-8641 (Commission File Number)
82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I” Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2012, K. Leon Hardy, Senior Vice President and Chief Operating Officer of Coeur d'Alene Mines Corporation (the “Company”), notified the Company that he will retire effective January 1, 2013.
The Company expects to appoint Randy Buffington, 53, currently Senior Vice President, Operations, to Senior Vice President and Chief Operating Officer effective upon Mr. Hardy's retirement.   Mr. Buffington joined the Company in January 2012.  From 2003 until joining the Company, he served in a variety of general management roles with Barrick Gold Corporation, a gold mining company, including Managing Director of Barrick's Lumwana copper project in Zambia from August 2011 to January 2012, and General Manager of the Goldstrike mine complex in Nevada from August 2009 to August 2011. During his tenure with Barrick, Mr. Buffington also was General Manager of the Ruby Hill and Bald Mountain mines in Nevada from August 2006 to August 2009 and May 2003 to August 2006, respectively. From the late 1980s to 2003, Mr. Buffington held senior roles with both Cominco American Incorporated and Placer Dome, Inc., both metals mining companies. Barrick, Cominco American and Placer Dome are not affiliates of the Company.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company on September 25, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012	Coeur d'Alene Mines Corporation By: /s/ Frank L. Hanagarne Jr. Name:Frank L. Hanagarne Jr. Title: Senior Vice President and Chief Financial Officer